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EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

        In connection with the Annual Report of Metals USA, Inc. (the "Company") on Form 10-K for the year ended December 31, 2003. as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Terry L. Freeman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Annual Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

Date: March 26, 2004	By:	/s/ TERRY L. FREEMAN Terry L. Freeman Chief Financial Officer

        The foregoing Certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure statement.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION OF CHIEF FINANCIAL OFFICER PURUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002